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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities and
                        Exchange Act of 1934





Date of Report (date of earliest event reported) May 15, 1995



                         RAYTECH CORPORATION



    DELAWARE                 1-9298                  06-1182033
(State or Other           (Commission           (I.R.S. Employer
Jurisdiction of           File No.)             Identification No.)
Incorporation)



One Corporate Drive, Shelton, Connecticut                06484
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code 203-925-8023










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Item 5.  Other Events.

         Ruling of the United States Court
         of Appeals for the Third Circuit


         On May 15, 1995, the Registrant received a Ruling of the United States Court of Appeals for the Third Circuit in the case entitled Raytech Corporation v. Earl White, et al. (No. 94-1347 which affirmed a lower court ruling that had dismissed part of an action brought by the Registrant seeking a declaratory judgment that it not be held liable for the asbestos-related liabilities of Raymark Industries, Inc. from which the Registrant had purchased some of its operating assets. The lower court, the U.S. District Court of the District of Connecticut, had issued a ruling in 1991 dismissing the successor liability count of the class action citing as a reason the preclusive effect of a 1988 judgment of the U.S. District Court of the District of Oregon (Schmoll v. ACands, Inc., et al.) under the doctrine of collateral estoppel in which case the Registrant was ruled to be a successor to Raymark Industries, Inc. asbestos-related liabilities.

         The Registrant remains subject to the Bankruptcy Court, District of Connecticut, where it filed a petition seeking relief under Chapter 11 in 1989 in order to determine its successor liability to claims made against Raymark Industries, Inc. The outcome of the bankruptcy remains uncertain.























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                               SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                   RAYTECH CORPORATION


                                   By: /s/LEGRANDE L. YOUNG
                                       LeGrande L. Young
                                       Vice President, Secretary
                                       and General Counsel































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